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                                                                    Exhibit 4.01

COMMON STOCK                                                        COMMON STOCK

NUMBER                        [LOGO OF EAGLE]                          SHARES
NTR
                                                              CUSIP 649604 10 5
                                                               SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS
                         NEW YORK MORTGAGE TRUST, INC.
              INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

THIS CERTIFIES THAT                                                       NYMT
                                                                          NEW
                                                                          YORK
                                                                        MORTGAGE
                                                                         TRUST
is the record holder of

             FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK,
                         $0.01 PAR VALUE PER SHARE, OF

                         NEW YORK MORTGAGE TRUST, INC.

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

     WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED

NTR         /s/ MICHAEL I. WIRTH
LISTED    EXECUTIVE VICE PRESIDENT,
NYSE      CHIEF FINANCIAL OFFICER                     /s/ STEVEN B. SCHNALL
               AND SECRETARY                        CO-CHIEF EXECUTIVE OFFICER
                         [NEW YORK MORTGAGE TRUST SEAL]

                                             COUNTERSIGNED AND REGISTERED:
                                         AMERICAN STOCK TRANSFER & TRUST COMPANY
                                                  (New York, New York)

                                                                  Transfer Agent
                                                                   and Registrar
                                          By
                                                            Authorized Signature
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                         NEW YORK MORTGAGE TRUST, INC.

                                IMPORTANT NOTICE

     The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(b) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation has authority to issue and, if the Corporation is authorized to issue any preferred or special class in series,
(i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the charter of the Corporation (the "Charter"), a copy of which will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office or to the Transfer Agent.

     The shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer. Subject to certain further restrictions and except as expressly provided in the Corporation's Charter, (i) no Person may Beneficially or Constructively Own shares of the Corporation's Common Stock in excess of nine and four-tenths percent (9.4%) in value or in number of shares, whichever is more restrictive, of the aggregate of the outstanding shares of Common Stock of the Corporation unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable);
(ii) no Person may Beneficially or Constructively Own shares of Capital Stock of the Corporation in excess of nine and four-tenths percent (9.4%) in value of the aggregate of the outstanding shares of Capital Stock of the Corporation unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially or Constructively Own shares of Capital Stock that would result in the Corporation being "closely held" under
Section 856(h) of the Internal Revenue Code of 1986, as amended ("the Code");
(iv) no Person may Transfer shares of Capital Stock that would result in the Capital Stock of the Corporation being beneficially owned by less than one hundred (100) Persons (determined without reference to any rules of attribution) and (v) no Disqualified Organization shall Beneficially Own any shares of Capital Stock, and no Person shall Transfer shares of Capital Stock to the extent that such Transfer would result in shares of Capital Stock being Beneficially Owned by a Disqualified Organization. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own shares of Capital Stock which causes or will cause a Person to Beneficially or Constructively Own shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Corporation. If any of the restrictions on transfer or ownership are violated, the shares of Capital Stock represented hereby will be automatically transferred to a Trustee of a Charitable Trust for the benefit of one or more Charitable Beneficiaries. In addition, the Corporation may redeem shares upon the terms and conditions specified by the Board of Directors in its sole discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Capital Stock of the Corporation on request and without charge. Requests for such a copy may be directed to the Secretary of the Corporation at its principal office.


     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common.

UNIF GIFT MIN ACT-______________________________Custodian _____________________
                             (Cust)                             (Minor)
                  under Uniform Gifts to Minors

                  Act _________________________________________________________
                                                (State)

UNIF TRF MIN ACT-___________________________Custodian (until age _____________)
                         (Cust)

                 _______________________________________ under Uniform Transfers
                               (Minor)

                 to Minors Act ________________________________________________
                                                 (State)

    Additional abbreviations may also be used though not in the above list.

For Value received, _________________________________hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE

_____________________________________



_____________________________________

_______________________________________________________________________________
 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

_______________________________________________________________________________


_______________________________________________________________________________


_________________________________________________________________________ Shares
of the Common Stock represented by the within Certificate, and do(es) hereby irrevocably constitute and appoint

______________________________________________________________________  Attorney
to transfer the said Common Stock on the books of the within named Corporation with full power of substitution in the premises.


Dated _______________________________   X _____________________________________

                                        X _____________________________________

                                   NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT
                                           MUST CORRESPOND WITH THE NAME(S) AS
                                           WRITTEN UPON THE FACE OF THE
                                           CERTIFICATE IN EVERY PARTICULAR
                                           WITHOUT ALTERATION OR ENLARGEMENT
                                           OR ANY CHANGE WHATEVER.

SIGNATURES GUARANTEED:

By ____________________________________________________________________________
   THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.